150103

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20180214321-04 Filing Date and Time 05/09/2018 11:24 AM Entity Number E0227632018-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Coates International, Ltd.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Series A Preferred Stock, par value $0.001 per share

Series B Convertible Preferred Stock, par value $0.001 per share

3. Effective date of filing: (optional) May 7 ,2018

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X Barry C. Kaye

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES A PREFERRED STOCK

AND

SERIES B CONVERTIBLE PREFERRED STOCK

of Coates International, Ltd.

(Pursuant to NRS 78.1955)

By resolution of the board of directors of **Coates International, Ltd.**, a Nevada Corporation, pursuant to a provision in its articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following classes and series of stock:

I. DESIGNATION OF SERIES A PREFERRED STOCK

A. DESIGNATION AND AMOUNT

There shall be a series of Preferred Stock that shall be designated as "Series A Preferred Stock" (the "**Series A Preferred Stock**") and the number of shares constituting such series shall be Fifty Thousand (50,000) shares of Preferred Stock, with a par value of $0.001 per share.

B. EFFECTIVE DATE

This designation shall be effective upon acceptance by the Secretary of State of Nevada.

C. DIVIDENDS

Holders of Series A Preferred Stock shall not have any rights to share in any dividends declared by the Corporation at any time.

D. NO LIQUIDATION PREFERENCE

Upon liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall not be entitled to receive out of the assets of the Corporation, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to the Common Stockholders.

E. VOTING RIGHTS

The holders of the Series A Preferred Stock shall be entitled to the right to vote 10,000 shares of common stock with respect to all matters that are required by law to be submitted to a vote of shareholders of any or all classes of voting securities. A holder of the Series A Preferred Stock shall vote together with the holders of Common Stock as a single class upon all matters submitted to the Common Stock shareholders.

F. PROTECTION PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent of the board of directors and a majority of the votes of all stockholders of any class of capital stock with voting rights eligible to vote on any such corporate action):

a) alter or change the rights, preferences or privileges of the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock;

b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

c) increase the par value of the Series A Preferred Stock;

Notwithstanding the foregoing, no change pursuant to this Article XI shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series A Preferred Stock then outstanding.

G. MISCELLANEOUS

a) Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

b) Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series A Preferred Stock shall be required.

c) Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are:

(1) if to the Corporation to:

Coates International, Ltd.
2100 Highway 34
Wall, NJ 07719
Telephone (732) 449-7719
Fax: (732) 449-0764
Attention: George J. Coates

And

(2) if to any holder:

To the address set forth in the Series A Preferred Stock Register, or such other address as may be designated in writing hereafter, in the same manner, by such person.

II. DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK

A. DESIGNATION AND AMOUNT

There shall be a series of Preferred Stock that shall be designated as "Series B Convertible Preferred Stock" (the "**Series B Preferred Stock**") and the number of shares constituting such series shall be Nine Hundred Fifty Thousand (950,000) shares of Preferred Stock, with a par value of $0.001 per share.

B. EFFECTIVE DATE

This designation shall be effective upon acceptance by the Secretary of State of Nevada.

C. DIVIDENDS

Holders of Series B Preferred Stock shall not have any rights to share in any dividends declared by the Corporation at any time.

D. CONVERSION FEATURES

The Series B Preferred Stock may be converted at the option of the holder at any time beginning on the second annual anniversary date after the date of issuance into One Thousand (1,000) unregistered, restricted shares of the Corporation's Common Stock, at no cost to the holder in accordance with the provisions of this paragraph.

In the event that either (i) the Corporation enters into an underwriting agreement for a secondary public offering of securities of the Corporation, or (ii) a change in control of the Corporation is consummated representing 50% or more of the then outstanding shares of Common Stock, plus the number of shares of Common Stock of the Corporation into which any convertible preferred stock is convertible, regardless of whether or not such shares are otherwise eligible for conversion, then the Series B Preferred Stock may be converted at the option of the holder into One Thousand (1,000) unregistered, restricted shares of the Corporation's Common Stock, at no cost to the holder in accordance with the provisions of this paragraph.

The number of shares into which each share of Series B Preferred Stock may be converted into shall be adjusted pro rata for forward and reverse stock splits, stock dividends, capital stock reorganizations and the like.

The holder of any shares of Series B Preferred Stock may exercise their option to convert such shares into shares of Common Stock of the Corporation by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series B Preferred Stock to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this paragraph and specifying the name or names into which such holder wishes the certificate or certificates for Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by a payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such certificates and receipt of such notice relating thereto, and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation into which the holder of the Series B Preferred Stock so converted shall be entitled, and (b) if less than the full number of shares of the Series B Preferred Stock evidenced by the surrendered certificate or certificates that are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and such surrender of the certificate or certificates representing shares of Series B Preferred Stock to be converted so that the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be newly-issued shares or treasury shares, shall be duly paid and non-assessable, and shall be free from preemptive rights and free of any lien or adverse claim.

E. LIQUIDATION PREFERENCE

In the case of liquidation or dissolution of the Corporation, the holders of said shares of Series B Preferred Stock shall be entitled to receive payment of the par value thereof, from the remaining assets, after payment of the debts and liabilities of the Corporation, before any payment shall be made to any other class of stock. Thereafter, the holders of

the other classes of stock shall receive the par value of their shares of stock then owned. Thereafter, the holders of the Series B Preferred Stock shall share pro rata with the other classes of stock in the distribution of the remaining assets of the Corporation, as if each share of Series B Preferred Stock represented One Thousand (1,000) shares of Common Stock of the Corporation, which number shall be adjusted in accorded with Section D above.

F. VOTING RIGHTS

The holders of the Series B Preferred Stock shall be entitled to the right to vote 1,000 shares of common stock with respect to all matters that are required by law to be or are otherwise submitted to a vote of shareholders of any or all classes of voting securities. A holder of the Series B Preferred Stock shall vote together with the holders of Common Stock as a single class upon all matters submitted to the Common Stock shareholders. Such number of votes shall be adjusted in accorded with Section D above.

G. PROTECTION PROVISIONS

So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent of the Majority Holders:

a) alter or change the rights, preferences or privileges of the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock;

b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

c) increase the par value of the Series B Convertible Preferred Stock;

Notwithstanding the foregoing, no change pursuant to this Article VII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series B Preferred Stock then outstanding.

H. MISCELLANEOUS

a) Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

b) Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series B Preferred Stock shall be required.

c) Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are:

(1) if to the Corporation to:

Coates International, Ltd.
2100 Highway 34

Wall, NJ 07719
Telephone (732) 449-7719
Fax: (732) 449-0764
Attention: George J. Coates

and;

(2) if to any holder:

To the address set forth in the Series A Preferred Stock Register, or such other address as may be designated in writing hereafter, in the same manner, by such person.

(Signature Page Immediately Follows this Page)

(Signature Page)

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation to be effective as of May 7, 2018.

COATES INTERNATIONAL, LTD.

By: ______________________

Name: Barry C. Kaye

Title: Treasurer and Chief Financial Officer